UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2018, the Board of Directors of Tailored Brands, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to implement a proxy access bylaw.  Section 3.04 of the Amended and Restated Bylaws permits a shareholder, or group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy statement up to two individuals or 20% of the board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in Sections 3.03 and 3.04 of the Amended and Restated Bylaws.

The Amended and Restated Bylaws were also amended to make clarifications, updates and changes, including the following:

1.              Section 2.03, Section 2.04 and Section 3.13 — added Chief Executive Officer to designated individuals who can call Shareholder and Board meetings;

2.              Section 2.05 and Section 2.06 — updated to read together with the changes described above in Section 3.03 and Section 3.04;

3.              Section 3.01 — modified language to conform to current language in Texas Business Organizations Code;

4.              Section 3.05 and Section 3.06 — updated and relocated descriptions of Chairman of the Board and Vice Chairman of the Board to Article III (Directors) to more properly reflect these positions as independent directors and not as officers of the Company;

5.              Section 3.09 — inserted additional language to clarify circumstances under which directors can be removed at a special meeting of shareholders;

6.              Article V — updated the Sections related to officers of the Company to streamline the descriptions of officers and related provisions, including changes to the Chief Executive Officer description to make clear the Chief Executive Officer is not also the Chairman of the Board and address the separation of the Chief Executive Officer and President roles, add a description for the Chief Financial Officer and update the compensation section to reflect current requirements for the Board or a committee thereof to set compensation for certain officers;

7.              Section 6.01 and 6.02 — modified to allow the Chief Executive Officer to sign stock certificates in addition to the President and Vice Presidents; and

8.              Other non-substantive clean up edits throughout.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 8.01                                           Other Events.

On January 29, 2018, the Company issued a press release announcing that the Board declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on March 29, 2018 to shareholders of record at the close of business on March 19, 2018.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is included in this Form 8-K:

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Tailored Brands, Inc. effective January 25, 2018.

99.1	Press Release of the Company dated January 29, 2018.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Tailored Brands, Inc. effective January 25, 2018.

99.1	Press Release of the Company dated January 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2018

TAILORED BRANDS, INC.

	By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer